UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2008

CLEANTECH BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7386 Pershing Ave, University City, Missouri	63130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 862-8670

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2008, CleanTech Biofuels, Inc. (the “Company”) consummated the acquisition of Biomass North America Licensing, Inc. (“Biomass”) pursuant to a merger between Biomass and a wholly-owned subsidiary of the Company (with Biomass as the surviving subsidiary of the Company) in accordance with an Agreement and Plan of Merger (“Agreement”) by and between the Company and Biomass. The merger consideration is further described in Item 2.03 and Item 3.02 of this Current Report on Form 8-K (the “Form 8-K”) and such disclosure is incorporated herein by this reference. The Agreement, previously announced by the Company on July 15, 2008, was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, which was filed on August 13, 2008, and is incorporated hereto by this reference. In addition, the foregoing description is qualified by reference to such exhibit.

By virtue of the merger, the Company acquired a license agreement pursuant to which the Company holds a license in the United States and Canada to use patent pending technology owned by Biomass North America, L.L.C., the former parent of Biomass (the “Licensor”), to clean and separate municipal solid waste (the “Technology”). The license requires that the Company pay a royalty in the amount of $1.00 per ton of bone-dry biomass produced using the Technology. The license agreement is for a term of 21 years or the life of any patent issued for the Technology. The Company has an exclusive license in the United States and Canada to use the Technology, except that a principal owner of the Licensor has the right of first offer to manage and operate with respect to any development commenced using the licensed technology within 100 miles of the City of Chicago, Illinois. The license agreement further provides that Biomass and Licensor will work in good faith to complete a commercial development in the City of Chicago using the licensed technology.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the terms of the Agreement mentioned in Item 1.01 of this Form 8-K, upon closing of the merger on September 15, 2008, the Company paid $20,000 in cash and issued a nine-month promissory note in the original principal amount of $80,000 bearing interest at an annual rate of 6% (the “Note”) to a shareholder of the Licensor. If the amount due under the Note is not paid during the term of the Note, the holder has a right to receive 120,000 shares of the Company’s common stock, par value $.001 (“Common Stock”), in addition to receiving the principal and interest due on the Note.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the terms of the Agreement mentioned in Item 1.01 of this Form 8-K, upon closing of the merger on September 15, 2008, the Company issued 1,895,000 shares of the Company’s Common Stock to the four shareholders of the Licensor and deposited an additional 4,000,000 shares of the Company’s Common Stock into an escrow account (collectively, the “Shares”). The Shares were issued as part of the merger consideration received by the shareholders of the Licensor. The 4,000,000 shares of Common Stock held in escrow will be released to these shareholders if and when the Company commences a commercial development that utilizes the Technology. The Shares were issued to the four shareholders of the Licensor pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANTECH BIOFUELS, INC.

Date: September 19, 2008	By:	/s/ Edward P. Hennessey
		Name:	Edward P. Hennessey
		Title:	Chief Executive Officer and President